EXHIBIT 4



                                   $70,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                      AMERICAN MEDICAL SECURITY GROUP, INC.

                                       and

                    UNITED WISCONSIN LIFE INSURANCE COMPANY,

                                  as Borrowers,

                            THE LENDERS NAMED HEREIN

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                         as Agent and Swing Line Lender



                                   DATED AS OF

                                October 15, 1998

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

DEFINITIONS  ..................................................................1

                                   ARTICLE II

THE CREDITS.................................................................. 17
         2.1.     Commitment................................................. 17
         2.2.     Required Payments; Termination............................. 17
         2.3.     Ratable Loans.............................................. 17
         2.4.     Types of Advances.......................................... 17
         2.5.     Facility Fee; Reductions in Aggregate Commitment........... 17
         2.6.     Minimum Amount of Each Advance............................. 18
         2.7.     Optional Principal Payments................................ 18
         2.8.     Mandatory Commitment Reductions............................ 18
         2.9.     Method of Selecting Types and Interest Periods for New
                  Advances................................................... 19
         2.10.    Conversion and Continuation of Outstanding Advances........ 19
         2.11.    The Swing Line Loans....................................... 20
         2.12.    Procedure for Swing Line Loans............................. 20
         2.13.    Changes in Interest Rate, etc.............................. 22
         2.14.    Rates Applicable After Default............................. 22
         2.15.    Method of Payment.......................................... 23
         2.16.    Noteless Agreement; Evidence of Indebtedness............... 23
         2.17.    Telephonic Notices......................................... 24
         2.18.    Interest Payment Dates; Interest and Fee Basis............. 24
         2.19.    Notification of Advances, Interest Rates, Prepayments and
                  Commitment Reductions...................................... 24
         2.20.    Lending Installations...................................... 24
         2.21.    Non-Receipt of Funds by the Agent.......................... 25

                                   ARTICLE III

YIELD PROTECTION; TAXES...................................................... 25
         3.1.     Yield Protection........................................... 25
         3.2.     Changes in Capital Adequacy Regulations.................... 26
         3.3.     Availability of Types of Advances.......................... 26
         3.4.     Funding Indemnification.................................... 27
         3.5.     Taxes...................................................... 27
         3.6.     Lender Statements; Survival of Indemnity................... 28
         3.7.     Substitution of Lender..................................... 29

                                   ARTICLE IV

CONDITIONS PRECEDENT......................................................... 29
         4.1.     Initial Advance............................................ 29
         4.2.     Each Advance and Swing Line Loan........................... 31

                                    ARTICLE V

REPRESENTATIONS AND WARRANTIES............................................... 32
         5.1.     Existence and Standing..................................... 32
         5.2.     Authorization and Validity................................. 32
         5.3.     No Conflict; Government Consent............................ 32
         5.4.     Financial Statements....................................... 33
         5.5.     Material Adverse Change.................................... 33
         5.6.     Taxes...................................................... 33
         5.7.     Litigation and Contingent Obligations...................... 34
         5.8.     Subsidiaries............................................... 34
         5.9.     ERISA...................................................... 34
         5.10.    Accuracy of Information.................................... 34
         5.11.    Federal Reserve Regulations................................ 34
         5.12.    Material Agreements........................................ 35
         5.13.    Compliance With Laws....................................... 35
         5.14.    Ownership of Properties.................................... 35
         5.15.    Plan Assets; Prohibited Transactions....................... 35
         5.16.    Environmental Matters...................................... 35
         5.17.    Investment Company Act..................................... 36
         5.18.    Public Utility Holding Company Act......................... 36
         5.19.    Insurance.................................................. 36
         5.20.    Solvency................................................... 36
         5.21.    Year 2000.................................................. 36
         5.22.    Insurance Licenses......................................... 36
         5.23.    Reinsurance................................................ 37
         5.24.    Reserves................................................... 37
         5.25.    UWLIC Capital and Surplus.................................. 37
         5.26.    Defaults................................................... 37
         5.27.    Certain Fees............................................... 37
         5.28.    Indebtedness............................................... 38
         5.29.    Employee Controversies..................................... 38
         5.30.    Dividends.................................................. 38

                                   ARTICLE VI

COVENANTS.................................................................... 38
         6.1.     Financial Reporting........................................ 38
         6.2.     Use of Proceeds............................................ 41
         6.3.     Notice of Default.......................................... 41
         6.4.     Conduct of Business........................................ 42
         6.5.     Taxes...................................................... 42
         6.6.     Insurance.................................................. 42
         6.7.     Compliance with Laws....................................... 42
         6.8.     Maintenance of Properties.................................. 43
         6.9.     Inspection................................................. 43
         6.10.    Dividends.................................................. 43
         6.11.    Indebtedness............................................... 43
         6.12.    Merger..................................................... 44
         6.13.    Sale of Assets............................................. 45
         6.14.    Investments and Acquisitions............................... 45
         6.15.    Liens...................................................... 47
         6.16.    Affiliates................................................. 48
         6.17.    Other Indebtedness......................................... 48
         6.18.    Contingent Obligations..................................... 49
         6.19.    Financial Covenants........................................ 49
                  6.19.1.  Interest Coverage Ratio............................49
                  6.19.2.  Leverage Ratio.....................................49
                  6.19.3.  Tangible Net Worth................................ 49
                  6.19.4.  Risk-Based Capital................................ 49
         6.20.    Year 2000.................................................. 50
         6.21.    Reinsurance................................................ 50
         6.22.    Tax Consolidation.......................................... 50
         6.23.    ERISA Compliance........................................... 50
         6.24.    Environmental Matters...................................... 51
         6.25.    Change in Corporate Structure; Fiscal Year................. 51
         6.26.    Inconsistent Agreements.................................... 51
         6.27.    Capital Expenditures....................................... 52

                                   ARTICLE VII

DEFAULTS..................................................................... 52

                                  ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................... 55
         8.1.     Acceleration............................................... 55
         8.2.     Amendments................................................. 55
         8.3.     Preservation of Rights..................................... 56

                                   ARTICLE IX

GENERAL PROVISIONS........................................................... 56
         9.1.     Survival of Representations................................ 56
         9.2.     Governmental Regulation.................................... 56
         9.3.     Headings................................................... 56
         9.4.     Entire Agreement........................................... 57
         9.5.     Several Obligations; Benefits of this Agreement............ 57
         9.6.     Expenses; Indemnification.................................. 57
         9.7.     Numbers of Documents....................................... 58
         9.8.     Accounting................................................. 58
         9.9.     Severability of Provisions................................. 58
         9.10.    Nonliability of Lenders.................................... 58
         9.11.    Confidentiality............................................ 58
         9.12.    Nonreliance................................................ 59
         9.13.    Disclosure................................................. 59

                                    ARTICLE X

THE AGENT.................................................................... 59
         10.1.    Appointment; Nature of Relationship........................ 59
         10.2.    Powers..................................................... 60
         10.3.    General Immunity........................................... 60
         10.4.    No Responsibility for Loans, Recitals, etc................. 60
         10.5.    Action on Instructions of Lenders.......................... 60
         10.6.    Employment of Agents and Counsel........................... 60
         10.7.    Reliance on Documents; Counsel............................. 61
         10.8.    Agent's Reimbursement and Indemnification.................. 61
         10.9.    Notice of Default.......................................... 61
         10.10.   Rights as a Lender......................................... 61
         10.11.   Lender Credit Decision..................................... 62
         10.12.   Successor Agent............................................ 62
         10.13.   Agent's Fee................................................ 63
         10.14.   Delegation to Affiliates................................... 63

                                   ARTICLE XI

SETOFF; RATABLE PAYMENTS......................................................63
         11.1.    Setoff..................................................... 63
         11.2.    Ratable Payments........................................... 63

                                   ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............................ 64
         12.1.    Successors and Assigns..................................... 64
         12.2.    Participations............................................. 64
                  12.2.1.  Permitted Participants; Effect.................... 64
                  12.2.2.  Voting Rights..................................... 65
                  12.2.3.  Benefit of Setoff................................. 65
         12.3.    Assignments................................................ 65
                  12.3.1.  Permitted Assignments............................. 65
                  12.3.2.  Effect; Effective Date............................ 65
         12.4.    Dissemination of Information............................... 66
         12.5.    Tax Treatment.............................................. 66

                                  ARTICLE XIII

NOTICES...................................................................... 67
         13.1.    Notices.................................................... 67
         13.2.    Change of Address.......................................... 67

                                   ARTICLE XIV

COUNTERPARTS................................................................. 67

                                   ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................. 68
         15.1.    CHOICE OF LAW.............................................. 68
         15.2.    CONSENT TO JURISDICTION.................................... 68
         15.3.    WAIVER OF JURY TRIAL....................................... 68

                                   ARTICLE XVI

GUARANTY OF GROUP............................................................ 69

EXHIBITS

Exhibit A         .........-........Compliance Certificate
Exhibit B         .........-........Assignment Agreement
Exhibit C         .........-........Revolving Note
Exhibit D         .........-........Swing Line Note

SCHEDULES

Schedule 5.3      .........-........Consents
Schedule 5.8      .........-........Subsidiaries
Schedule 5.22     .........-........Insurance Licenses
Schedule 5.23     .........-........Reinsurance
Schedule 5.24     .........-........Reserves
Schedule 5.28     .........-........Indebtedness
Schedule 6.15     .........-........Liens
Schedule 6.18     .........-........Contingent Obligations

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement, dated as of October 15, 1998, is among American Medical Security Group, Inc., a Wisconsin corporation, United Wisconsin Life Insurance Company, a Wisconsin insurance company, the Lenders and The First National Bank of Chicago, as Agent and as Swing Line Lender.

                                R E C I T A L S:

     A. On July 31, 1998, Holdings and UWLIC entered into a Credit Agreement with the Agent and the lenders (as amended through the date hereof, the "Prior Credit Agreement"), pursuant to which the Lenders agreed to make revolving loans to Holdings and the Swing Line Lender agreed to make Swing Line Loans to UWLIC and Holdings.

     B. At Holdings' request, Holdings' rights and obligations under the Prior Credit Agreement were assigned to and assumed by Group pursuant to that certain Assignment and Assumption and Amendment Agreement dated as of September 24, 1998 among Holdings, Group, UWLIC, the Agent and the Lenders.

     C. Group, UWLIC, the Agent and the Lenders wish to amend and restate the Prior Credit Agreement in its entirety as set forth below.


                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Group or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Group of the same Type and, in the case of Eurodollar Advances, for the same Interest Period. The making of a Swing Line Loan shall not constitute an Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Affected Lender" is defined in SECTION 3.7.

     "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
ARTICLE X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in SECTION 5.4(A) and (B).

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule.

     "Arranger"   means  First  Chicago  Capital   Markets,   Inc.,  a  Delaware
corporation, and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the President, any Executive Vice President or the chief financial officer of the applicable Borrower, acting singly.

     "Borrowers" means, collectively, Group and UWLIC, and their successors and assigns and "Borrower" means either Group or UWLIC.

     "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made hereunder.

     "Borrowing Notice" is defined in SECTION 2.9.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset excluding (a) the cost of assets acquired under Capitalized Lease Obligations,
(b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures for which Group or a Subsidiary is reimbursed promptly by the lessor.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; PROVIDED, in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (a) Blue Cross and Blue Shield United of Wisconsin shall cease to own beneficially and of record shares representing at least 10% of the voting power of the issued and outstanding shares of capital stock of Group, free and clear of all Liens and other encumbrances, (b) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) or voting control, directly or indirectly, of 25% or more of the outstanding shares of voting stock of Group; (c) Group shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of Holdings on a fully diluted basis (other than pursuant to a merger of Holdings with and into Group in accordance with SECTION 6.12; (d) Holdings shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of UWLIC on a fully diluted basis; or (e) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of Group on the first day of each such period or (ii) subsequently became directors of Group and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Group to constitute a majority of the board of directors of Group.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Indebtedness" means at any time the Indebtedness of Group and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of Group and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Group and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of Group and its Subsidiaries calculated on a consolidated basis as of such time, determined without giving effect to Statement of Financial Accounting Standards No. 115.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of Group if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which Group, Holdings or UWLIC is a member for state income tax purposes.

     "Consolidated Tangible Net Worth" means at any time (a) Consolidated Net Worth, less (b) the amount (to the extent reflected in determining Consolidated Net Worth) of all write ups, unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     "Consolidated  Total   Capitalization"   means  at  any  time  the  sum  of
Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, but excluding Contingent Obligations in respect of insurance policies issued in the ordinary course of business.

     "Conversion/Continuation Notice" is defined in SECTION 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Group or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in ARTICLE VII.

     "Distribution" means the consummation of the transactions described in the section of the Information Statement entitled "The Distribution", substantially in the form included in the Form 10 Registration Statement filed by Newco/UWS, Inc. with the Securities and Exchange Commission on May 29, 1998, as amended on August 13, 1998 and September 9, 1998.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar   Advance"  means  an  Advance  which  bears  interest  at  the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Reinsurance Agreements" is defined in SECTION 5.23.

     "Facility Termination Date" means July 31, 2003.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Floating Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating Rate, including without limitation each Swing Line Loan.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commission and any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Group"  means  American   Medical   Security  Group,   Inc.,  a  Wisconsin
corporation (formerly known as United Wisconsin Services, Inc.)

     "Guaranteed Obligations" is defined in SECTION 16.1.

     "Guaranty" means that certain Guaranty dated as of the date hereof by Holdings in favor of the Agent and the Lenders, as amended, supplemented or modified from time to time.

     "Holdings" means American Medical Security Holdings, Inc., a Wisconsin corporation.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (f) Capitalized Lease Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, (i) Off-Balance Sheet Liabilities, (j) obligations for which such person is obligated pursuant to or in respect of a Sale and Leaseback Transaction, (k) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts, and (l) other obligations for borrowed money or other financial accommodations which, in accordance with Agreement Accounting Principles or SAP, as applicable, would be shown as a liability on the consolidated balance sheet of such Person.

     "Information   Statement"   means  that   certain   Information   Statement
distributed to the shareholders of Group in connection with the Distribution.

     "Initial Closing Date" means July 31, 1998.

     "Insurance Subsidiary" means any Subsidiary which is engaged in the insurance business.

     "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the lesser of (i) 10% of UWLIC's Statutory Surplus as of such date and
(ii) UWLIC's aggregate Statutory Net Income for the period of four Fiscal Quarters ending on such date, without regard to realized capital gains in such period (determined on a pre-tax basis) and determined without double counting, to (b) Consolidated Interest Expense for the period of four Fiscal Quarters ending on such date; PROVIDED, that for determinations made through June 30, 1999, the amount determined pursuant to clause (b) above shall be equal to the Consolidated Interest Expense for the period beginning on August 1, 1998 and ending on the date of determination, divided by the number of months in such period and multiplied by 12.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Group pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month; PROVIDED, further, that during the period specified in the proviso in SECTION 2.9, each Interest Period shall be limited to a period of seven days. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) any stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; and (d) any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement (including the Swing Line Lender) and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to SECTION 2.20.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (a) Consolidated Indebtedness outstanding on such date to (b) the sum of (i)
Consolidated Indebtedness outstanding on such date and (ii) Consolidated Net Worth outstanding on such date.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
ARTICLE II (or any conversion or continuation thereof) in the form of a Revolving Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, any Notes issued pursuant to SECTION
2.11 or 2.16, the Guaranty and the other documents and agreements contemplated hereby and executed by either Borrower or Holdings in favor of the Agent or any Lender.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), operations, performance or prospects of Group and its Subsidiaries taken as a whole, (b) the ability of either Borrower or Holdings to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in SECTION 7.5.

     "Material Insurance Subsidiary" means an Insurance Subsidiary with a Statutory Capital and Surplus of greater than $5,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which either Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Net Available Proceeds" means with respect to any sale or issuance of any equity securities of Group or any of Group's Subsidiaries, cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, all other taxes (including income taxes), commissions and other fees and all costs and expenses incurred.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements and other Financial Contracts. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming the Rate Hedging Agreement or Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming such Rate Hedging Agreement or Financial Contract were to be terminated as of that date).

     "Non-U.S. Lender" is defined in SECTION 3.5(D).

     "Notes" means, collectively any Revolving Notes and Swing Line Notes then issued at the request of the applicable Lender.

     "Notice of Assignment" is defined in SECTION 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of the Borrowers owing to the Agent or any Lender.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which does not create a liability on the balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding Operating Leases.

     "Other Taxes" is defined in SECTION 3.5(B).

     "Participants" is defined in SECTION 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which either Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, as to any Lender, (a) at any time at which the Aggregate Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (other than Swing Line Loans) divided by the aggregate principal amount of the outstanding Loans (other than Swing Line Loans) of all of the Lenders.

     "Purchasers" is defined in SECTION 12.3.1.

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Replacement Lender" is defined in SECTION 3.7.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in SECTION 9.6.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Revolving Loans and Swing Line Loans (less the amount of any Swing Line Loans as to which participating interests have been purchased by the Lenders pursuant to SECTION 2.12(D)).

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Note" means any promissory note issued at the request of a Lender pursuant to SECTION 2.16 in the form of EXHIBIT C.

     "Revolving Loan" is defined in SECTION 2.1.

     "Risk Based Capital Act" means the Risk-Based Capital (RBC) for Life and/or Health Insurers Model Act as in effect as the date of this Agreement.

     "S&P" means Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in
SECTION 5.4(C) and (D).

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by either Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group.

     "Statutory Capital and Surplus" means, with respect to any Insurance Subsidiary at any time, the capital and surplus of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 38 of the Annual Statement).

     "Statutory Net Income" means, with respect to any Insurance Subsidiary for any computation period, the net income earned by such Insurance Subsidiary during such period, as determined in accordance with SAP ("Summary of Operations" statement, Page 4, Column 1, Line 33 of the Annual Statement).

     "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 37 of the Annual Statement).

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Group.

     "Substantial Portion" means, with respect to the Property of any Person, Property which (a) represents more than 10% of the consolidated assets of such Person as would be shown in the consolidated financial statements of such Person as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net revenues or of the consolidated net income of such Person as reflected in the financial statements referred to in clause (a) above.

     "Swing Line Commitment" means, at any time, the commitment of the Swing Line Lenders to make Swing Line Loans pursuant to SECTION 2.11.

     "Swing Line Lender" means First Chicago, in its capacity as provider of the Swing Line Loans.

     "Swing Line Loan" means a Loan made by the Swing Line Lender.

     "Swing Line Note" means a promissory note in substantially the form of EXHIBIT D.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in SECTION 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "UWLIC" means United Wisconsin Life Insurance Company, a Wisconsin life insurance company.

     "UWS" means United Wisconsin Services, Inc., a Wisconsin corporation.

     "UWS Group" means, collectively, UWS and its Subsidiaries.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data, including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of Group and its Subsidiaries and of Group's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in SECTION 5.21.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. References herein to the Risk Based Capital Act shall be deemed to be references to such act as in effect on the date of this Agreement; PROVIDED, that the Agent, the Lenders and the Borrowers agree to make mutually acceptable modifications to SECTION 6.19.4 hereof following the request by any thereof upon any modification to such act so as to equitably reflect such modifications in order that the criteria for evaluating the Insurance Subsidiaries will be the same after such modifications as if such modifications had not occurred. Each accounting term used herein which is not otherwise defined herein shall be defined in accordance with Agreement Accounting Principles unless otherwise specified.

     In the event that any changes in Agreement Accounting Principles and/or SAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrowers, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating the Borrowers' financial condition will be the same after such changes as if such changes had not occurred.


                                   ARTICLE II
                                  THE CREDITS

     2.1. COMMITMENT. (a) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (each such Loan, a "REVOLVING LOAN") to Group from time to time in amounts which, together with such Lender's Pro Rata Share of any outstanding Swing Line Loans, shall not exceed in the aggregate at any one time outstanding the amount of its Commitment. UWLIC may not borrow Revolving Loans, but may only borrow Swing Line Loans pursuant to SECTION 2.11. Subject to the terms of this Agreement, Group may borrow, repay and reborrow Revolving Loans and Swing Line Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

          (b) Each Borrower hereby agrees that if at any time, as a result in reductions in the Aggregate Commitment pursuant to SECTION 2.8 or otherwise, the outstanding principal amount of the Loans exceeds the Aggregate Commitment, such Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

     2.2. REQUIRED PAYMENTS; TERMINATION . Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

     2.3. RATABLE LOANS. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4. TYPES OF ADVANCES . The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by Group in accordance with SECTIONS 2.9 and 2.10.

     2.5. FACILITY FEE; REDUCTIONS IN AGGREGATE COMMITMENT . Group agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Fee Rate times such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility
Termination Date. Group may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof) upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances and the outstanding Swing Line Loans. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); PROVIDED, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7. OPTIONAL PRINCIPAL PAYMENTS. Group may from time to time pay, without penalty or premium, all outstanding Advances or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Advances upon two Business Days' prior notice to the Agent, subject, in the case of Eurodollar Advances, to the payment of any funding indemnification amounts required by SECTION 3.4 but without penalty or premium.

     2.8. MANDATORY COMMITMENT REDUCTIONS. (a) The Aggregate Commitment shall be automatically and permanently reduced to the following amounts on the following dates:

                               DATE.         AGGREGATE COMMITMENT
                               ----          --------------------
                           July 31, 2000             $60,000,000
                           July 31, 2001             $50,000,000
                            uly 31, 2002             $35,000,000

          (b) Any reduction in the Aggregate Commitment pursuant to this SECTION
     2.8 or otherwise shall ratably reduce the Commitment of each Lender.

          (c) At no time shall the Swing Line Commitment exceed the Aggregate Commitment, and any reduction of the Aggregate Commitment which reduces the Aggregate Commitment below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Aggregate Commitment, as so reduced, without any action on the part of the Swing Line Lender. At no time shall the Swing Line Commitment exceed the Commitment of the Swing Line Lender, and any reduction of the Aggregate Commitment which reduces the Commitment of the Swing Line Lender below the then-current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitment of the Swing Line Lender, as so reduced, without any action on the part of the Swing Line Lender.

     2.9. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. Group shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. Group shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Advance,

          (b) the aggregate amount of such Advance,

          (c) the Type of Advance selected, and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to ARTICLE XIII. The Agent will make the funds so received from the Lenders available to Group at the Agent's aforesaid address.

     2.10. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this SECTION
2.10 or are repaid in accordance with SECTION 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with SECTION 2.7 or (y) Group shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of SECTION 2.6, Group may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Group shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (a) the requested date of such conversion or continuation, which shall be a Business Day,

          (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

          (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11. THE SWING LINE LOANS. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to either Group or UWLIC from time to time prior to the Facility Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 (the "SWING LINE COMMITMENT"); PROVIDED, that after giving effect to any such Swing Line Loan, the principal amount outstanding of all Revolving Loans and Swing Line Loans at such time would not exceed the Aggregate Commitment at such time; PROVIDED, further, that the principal amount outstanding of the Swing Line Loans and of the Swing Line Lender's Revolving Loans would not exceed the Swing Line Lender's Commitment. Prior to the Facility Termination Date, the Borrowers may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Floating Rate and shall not be entitled to be converted into Loans that bear interest at any other rate. At the Swing Line Lender's request, the Swing Line Loans shall be evidenced by a Swing Line Note made payable thereto.

     2.12. PROCEDURE FOR SWING LINE LOANS . (a) Either Borrower may borrow under the Swing Line Commitment on any Business Day until the Facility Termination Date; PROVIDED, that such Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 a.m. (Chicago time)) specifying the amount of the requested Swing Line Loan, which shall be a minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the applicable Borrower in immediately available funds at the office of the Swing Line Lender by 1:00 p.m. (Chicago time) on the date of such notice. Each Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 a.m. (Chicago time) on any Business Day of the date and amount of prepayment with a copy to the Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.

          (b) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the thirtieth (30th) day following the date of such Swing Line Loan and if by such time on such thirtieth (30th) day the Agent shall have received from the applicable Borrower neither (i) a Borrowing Notice delivered by Group pursuant to SECTION 2.9 requesting that Revolving Loans be made to Group pursuant to SECTION 2.1 on such date in an amount at least equal to the principal amount of such Swing Line Loan (without regard to whether such Swing Line Loan was made to Group or UWLIC) nor (ii) any other notice satisfactory to the Agent indicating such Borrower's intent to repay such Swing Line Loan on or before such thirtieth (30th) day with funds obtained from other sources, then on such thirtieth (30th) day the Swing Line Lender shall (and on any previous Business Day the Swing Line Lender in its sole discretion may), on behalf of Group (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request the Agent to notify each Lender to make a Floating Rate Loan in an amount equal to such Lender's Pro Rata Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan, and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in SECTION 7.6 or 7.7 shall have occurred with respect to either Borrower (in which event the procedures of paragraph (d) of this SECTION 2.12 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Agent for the account of the Swing Line Lender in funds immediately available prior to 1:00 p.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. Each Borrower shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

          (c) Notwithstanding anything herein to the contrary, the Swing Line Lender (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in ARTICLE IV have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (Chicago time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in
     ARTICLE IV are not then satisfied.

          (d) If prior to the making of a Revolving  Loan required to be made by
     SECTION 2.12(B) a Default described in SECTION 7.6 or 7.7 shall have occurred and be continuing with respect to either Borrower, each Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in SECTION 2.12(B), purchase an undivided participating interest in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation.

          (e) Whenever, at any time after a Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          (f) Each Lender's obligation to make the Revolving Loans referred to in SECTION 2.12(B) and to purchase participating interests pursuant to
     SECTION 2.12(D) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or either Borrower may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of either Borrower, (iv) any breach of this Agreement or any other Loan Document by either Borrower, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.13. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to SECTION 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon Group's selections under SECTION 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.14. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to Group (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to Group (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Loan shall bear interest at the then applicable rate per annum in effect from time to time plus 2% per annum; PROVIDED, that during the continuance of a Default under SECTION 7.6 or 7.7, the interest rate set forth above shall be applicable to all Loans without any election or action on the part of the Agent or any Lender.

     2.15. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to Group, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of either Borrower maintained with First Chicago for each payment of principal, interest and fees payable thereby as it becomes due hereunder.

     2.16. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

          (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Obligations in accordance with their terms.

          (d) Any Lender may request that its Revolving Loans be evidenced by a promissory note (a "REVOLVING NOTE"). In such event, Group shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Revolving Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Revolving Loans once again be evidenced as described in paragraphs (a) and (b) above.

     2.17. TELEPHONIC NOTICES. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds, and the Swing Line Lender to make Swing Line Loans, based in each case on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.18. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS . Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.19. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Floating Rate.

     2.20. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Group in accordance with ARTICLE XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.21. NON-RECEIPT OF FUNDS BY THE AGENT . Unless either Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.


                                  ARTICLE III
                            YIELD PROTECTION; TAXES

     3.1. YIELD PROTECTION. If, on or after the Initial Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, Group shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall, jointly and severally, pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); PROVIDED, that if any Lender fails to notify the Borrowers within 180 days after it obtains actual knowledge of any event giving rise to the payment of additional amounts under this SECTION 3.2, then such Lender shall only be entitled to payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice. "CHANGE" means (a) any change after the Initial Closing Date in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4.

     3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by Group for any reason other than default by the Lenders, Group will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. TAXES.

          (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If either Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (b) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

          (c) Each Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this SECTION 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to SECTION 3.6.

          (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten Business Days after the date of this Agreement,
     (i) deliver to each of Group and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of Group and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of Group and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Group or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Group and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (e) For any period during which a Non-U.S. Lender has failed to provide Group with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States; PROVIDED, that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Group (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under SECTIONS 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Group (with a copy to the Agent) as to the amount due, if any, under SECTION 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on each Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Group of such written statement. The obligations of each Borrower under SECTIONS 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. SUBSTITUTION OF LENDER. Upon the receipt by either Borrower from any Lender (an "AFFECTED LENDER") of a claim for compensation under SECTION 3.1, 3.2 or 3.5 or a notice in accordance with SECTION 3.3 regarding the unavailability of a Type of Advance, such Borrower may: (a) request the Affected Lender to use commercially reasonable efforts to obtain a replacement bank or other entity satisfactory to such Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "REPLACEMENT LENDER"); (b) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (which request each such other Lender may decline or agree to in its sole discretion); or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not unreasonably be withheld). Any transfer of Loans or Commitment pursuant to this Section shall be made in accordance with
SECTION 12.3 and SECTION 3.4, if applicable.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     4.1. EFFECTIVENESS. This Agreement shall not be effective unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders:

          (a) GOOD STANDING CERTIFICATES. Copies of a certificate of existence (or its equivalent) for each of Group, Holdings and UWLIC, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (b) RESOLUTIONS. Copies, certified by the Secretary or Assistant Secretary of each of Group, Holdings and UWLIC of its Board of Directors' resolutions.

          (c) SECRETARY'S CERTIFICATE. An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and of Holdings, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower or Holdings authorized to sign the Loan Documents to which such Borrower or Holdings, as applicable, is a party and, in respect of the Borrowers, to make borrowings hereunder, upon which certificates of the Borrowers the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

          (d) OFFICER'S CERTIFICATE. A certificate, dated the date of this Agreement, signed by an Authorized Officer of each Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of the Loans hereunder, the execution and delivery of the Guaranty and the consummation of the other transactions contemplated hereby and by the other Loan Documents (collectively, the "CLOSING TRANSACTIONS")) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect, is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrowers or Holdings, as applicable, have obtained effective relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) each of the representations and warranties set forth in ARTICLE V of this Agreement is true and correct on and as of such date; (v) the Distribution has been consummated substantially in accordance with the description thereof set forth in the Information Statement; and (vi) since December 31, 1997, no event or change has occurred that has caused or evidences a Material Adverse Effect.

          (e) LEGAL OPINION. A written opinion of Quarles & Brady, counsel to the Borrowers and the Guarantor, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

          (f) NOTES. Any Notes requested by a Lender pursuant to SECTION 2.11 or
     2.16 payable to the order of each such requesting Lender.

          (g) LETTERS OF DIRECTION. Written money transfer instructions with respect to the Loans in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (h) LOAN DOCUMENTS. Executed originals of the Agreement, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

          (i) SOLVENCY CERTIFICATE. A written solvency certificate from the chief financial officer of each Borrower in form and content satisfactory to the Agent, dated the date of this Agreement, with respect to the value, solvency and other factual information of, or relating to, as the case may be, such Borrower and its Subsidiaries, taken as a whole, both before and after giving effect to the Closing Transactions.

          (j) REGULATORY MATTERS. Receipt of any required regulatory approvals from any Governmental Authority with respect to the Closing Transactions.

          (k) OTHER. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     4.2. EACH ADVANCE AND SWING LINE LOAN. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and the Swing Line Lender shall not be required to make any Swing Line Loan, unless on the applicable Borrowing Date:

          (a) There exists no Default or Unmatured Default.

          (b) The representations and warranties contained in ARTICLE V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (c) All legal matters incident to the making of such Advance or Swing Line Loan shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each request for a Swing Line Loan shall constitute a representation and warranty by the applicable Borrower that the conditions contained in SECTION 4.2(A) and (B) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT A as a condition to making an Advance.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions:

     5.1. EXISTENCE AND STANDING . Each of Group and each Subsidiary is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. Each of Holdings, UWLIC and Group has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Holdings, UWLIC and Group of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each such Person is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT . Neither the execution and delivery by either Holdings, UWLIC or Group of the Loan Documents to which it is a party, the consummation of the Closing Transactions nor compliance with the provisions of the Loan Documents will, or at the relevant time did, violate (a) any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on Group or any of its Subsidiaries, (b) Group's or any of its Subsidiaries' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which Group or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Group or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 5.3 hereto, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, or any other Person (including without limitation the stockholders of any Person) is required to be obtained by Group or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by either Borrower of the Obligations, the execution and delivery of the Guaranty or the legality, validity, binding effect or enforceability of any of the Loan Documents or the consummation of any of the Closing Transactions.

     5.4. FINANCIAL STATEMENTS. The Borrowers have heretofore furnished to the Agent and each of the Lenders (a) the December 31, 1997 audited consolidated financial statements of Group and its Subsidiaries, (b) the unaudited consolidated financial statements of Group and its Subsidiaries through June 30, 1998, (c) the December 31, 1997 audited Annual Statement of each Material Insurance Subsidiary and (d) the June 30, 1998 Quarterly Statement of each Material Insurance Subsidiary (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with generally accepted accounting principles or statutory accounting practices, as applicable, and (in the case of the Financial Statements prepared in accordance with generally accepted accounting principles) fairly presents the consolidated financial condition and operations of Group and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.5. MATERIAL ADVERSE CHANGE . Since December 31, 1997 there has been no change in the business, Property, prospects, performance, condition (financial or otherwise) or operations of Group and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. Each of Group and each of its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Group or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists. The United States income tax returns of Group and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1987. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Group and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles or SAP, as applicable.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Group or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or the consummation of any other Closing Transaction. Other than any liability incident to any litigation, arbitration or proceeding could not reasonably be expected to have a Material Adverse Effect, none of Group or any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the Financial Statements.

     5.8. SUBSIDIARIES. SCHEDULE 5.8 contains an accurate list of all Subsidiaries of Group as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Group or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $250,000. Neither Group, UWLIC nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Group, UWLIC nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by Group or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. FEDERAL RESERVE REGULATIONS. Neither Group nor any of its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of Group and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.12. MATERIAL AGREEMENTS . Neither Group nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Group nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing any Material Indebtedness.

     5.13. COMPLIANCE WITH LAWS. Group and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES . On the date of this Agreement, Group and its Subsidiaries have good title, free of all Liens other than those permitted by SECTION 6.15, to all of the Property and assets reflected in Group's most recent consolidated financial statements provided to the Agent as owned by Group and its Subsidiaries.

     5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS . Neither Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrowers consider the effect of Environmental Laws on the business of Group and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrowers due to Environmental Laws. On the basis of this consideration, each Borrower has concluded that Environmental Laws cannot reasonably be expected to has a Material Adverse Effect. Neither Group nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. INVESTMENT COMPANY ACT . Neither Group nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Group nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. INSURANCE. Group and its Subsidiaries maintain insurance on their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice.

     5.20. SOLVENCY. Immediately after the consummation of the Closing Transactions and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the assets of each Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other  liabilities  become  absolute  and  matured;  (c) each  Borrower  and its
Subsidiaries  on a  consolidated  basis  will  be able to pay  their  debts  and
liabilities,   subordinated,   contingent  or  otherwise,   as  such  debts  and
liabilities become absolute and matured; and (d) each Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     5.21. YEAR 2000. Each Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "YEAR 2000 PROGRAM"). Based on such assessment and on the Year 2000 Program the Borrowers do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     5.22. INSURANCE LICENSES. SCHEDULE 5.22 hereto lists the jurisdiction of domicile of each Material Insurance Subsidiary, the line or lines of insurance in which each Material Insurance Subsidiary is engaged and the jurisdictions in which each Material Insurance Subsidiary holds a License and is authorized to transact insurance business, in each case as of the date of this Agreement. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To either Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. To either Borrower's knowledge, no Material Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on SCHEDULE 5.22.

     5.23. REINSURANCE. SCHEDULE 5.23 lists all ceded or assumed reinsurance agreements to which any Material Insurance Subsidiary is, as of the date of this Agreement, a party, which are currently in force, and under which there is liability by either party to the agreement (collectively, the "EXISTING REINSURANCE AGREEMENTS"). Each of the Existing Reinsurance Agreements is in full force and effect, is valid and binding in all material respects in accordance with its terms, and, as of the date hereof, no Material Insurance Subsidiary has, to either Borrower's knowledge, received notice (other than provisional notices of cancellation received in the ordinary course of business) that any other party to an in-force Existing Reinsurance Agreement will cancel or not renew such agreement, which cancellation or nonrenewal could reasonably be expected to have a Material Adverse Effect. Neither Borrower has any knowledge as of the date hereof that any amount recoverable by any Material Insurance Subsidiary pursuant to any Existing Reinsurance Agreement is not fully collectible in due course. To the knowledge of either Borrower, no Material Insurance Subsidiary is in default in any material respect as to any Existing Reinsurance Agreement. Except as disclosed in SCHEDULE 5.23, each Material Insurance Subsidiary is entitled to take full credit in its statutory financial statements for ceded reinsurance under the Existing Reinsurance Agreements pursuant to applicable insurance laws. Except as disclosed in SCHEDULE 5.23, there is no claim under any Existing Reinsurance Agreement in excess of $100,000 which is disputed by any other party to such agreement.

     5.24. RESERVES. Except as set forth on SCHEDULE 5.24, each reserve and other material liability amount in respect of the insurance business, including, without limitation, material reserve and other material liability amounts in respect of insurance policies of each Material Insurance Subsidiary, established or reflected in the SAP Financial Statements for the year ended December 31, 1997 of such Material Insurance Subsidiary, was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Material Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum Statutory Capital and Surplus as required by the insurance laws, rules and regulations of its state of domicile.

     5.25. UWLIC CAPITAL AND SURPLUS. As of the date of this Agreement, UWLIC has a Statutory Capital and Surplus of at least $176,500,000.

     5.26. DEFAULTS. No Default or Unmatured Default has occurred and is continuing.

     5.27. CERTAIN FEES. No broker's or finder's fee or commission was, is or will be payable by Group or any Subsidiary with respect to any of the transactions contemplated by this Agreement or any other Closing Transaction other than the Distribution. Each Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by Group or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or any other Closing Transaction and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by Group or any Subsidiary for any other services rendered to Group or any Subsidiary ancillary to any of the transactions contemplated by this Agreement or any other Closing Transaction.

     5.28. INDEBTEDNESS. Attached hereto as SCHEDULE 5.28 is a complete and correct list of all Indebtedness of Group and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $50,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions.

     5.29. EMPLOYEE CONTROVERSIES. There are no strikes, work stoppages or controversies pending or threatened between Group or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.30. DIVIDENDS. No Insurance Subsidiary is subject to any regulatory prohibition regarding the declaration or payment of dividends that is not generally applicable to all insurance companies which are domiciled in the same jurisdiction and are engaged in the same line of business as such Insurance Subsidiary.


                                   ARTICLE VI
                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. Group will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and furnish to the Lenders:

          (a) As soon as practicable and in any event within 120 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrowers' independent certified public accountants)
     audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (i) any management letter prepared by said accountants, (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and (iii) a letter from said accountants addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.

          (b) As soon as practicable and in any event within 60 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (c) (i) Upon the earlier of (A) fifteen days after the regulatory filing date or (B) 75 days after the close of each Fiscal Year of each Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, certified by the chief financial officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and (ii) no later than each June 15, copies of annual financial statements of such Material Insurance Subsidiary, prepared in accordance with SAP, audited and certified by independent certified public accountants of recognized annual standing.

          (d) Upon the earlier of (i) ten (10) days after the regulatory filing date or (ii) 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Material Insurance Subsidiary, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, certified by the chief financial officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

          (e) Promptly and in any event within ten days after (i) learning thereof, notification of any changes after the date hereof in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M. Best & Co. relating to any Insurance Subsidiary.

          (f) Copies of any actuarial certificates prepared with respect to any Material Insurance Subsidiary, promptly after the receipt thereof.

          (g) As soon as available, but in any event within 90 days after the beginning of each Fiscal Year of Group, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of Group and its Subsidiaries for such Fiscal Year.

          (h) Together with the financial statements required by clauses (a) and
     (b) above, a compliance certificate in substantially the form of EXHIBIT A signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (i) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

          (j) As soon as possible and in any event within 10 days after Group knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Group, describing said Reportable Event and the action proposed to be taken with respect thereto, and as soon as possible and in any event within ten (10) days after learning thereof, notification of any Lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which, together with all such Liens, relates to liabilities in excess of ten percent of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Group and its Subsidiaries.

          (k) As soon as possible and in any event within 10 days after receipt by Group or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that Group or any of its Subsidiaries is or may be liable to any Person as a result of the release by Group, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Group or any of its Subsidiaries which could, in the case of either clause (i) or
     (ii), reasonably be expected to have a Material Adverse Effect.

          (l) Promptly upon the furnishing thereof to the shareholders of Group copies of all financial statements, reports and proxy statements so furnished.

          (m) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Group or any of its Subsidiaries files with the Securities and Exchange Commission, the National Association of Securities Dealers, any securities exchange, the NAIC or any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by Group or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority.

          (n) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by Group or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding (or all such assessments, demands, notices, Liens and judicial proceedings, in the aggregate) relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of Group and its Subsidiaries taken as a whole.

          (o) Such other information (including, without limitation, the annual Best's Advance Report Service report prepared with respect to each Insurance Subsidiary rated by A.M. Best & Co.) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS . Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Loan to lend funds to Group to meet the general corporate needs of Group and its Subsidiaries and to repay outstanding Loans. Neither Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the Purchase of any Person which has not been approved and recommended by the Board of Directors (or functional equivalent thereof) of such Person.

     6.3. NOTICE OF DEFAULT. Each Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), relating specifically to Group or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. Each Borrower will, and will cause each Subsidiary to, (a) carry on and conduct its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) with respect to each Insurance Subsidiary, only engage in the life, accident and health insurance business, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; PROVIDED, that any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by such Insurance Subsidiary's Board of Directors to be in the best interest of such Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect. No Material Insurance Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Lenders, which shall not unreasonably be withheld or delayed. Each Wholly-Owned Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly-Owned Subsidiary; PROVIDED, that all of the capital stock of any
Subsidiary  (other  than  UWLIC) may be sold in  compliance  with  SECTION  6.13 hereof.

     6.5. TAXES. Each Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. INSURANCE. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to the Agent or any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. Each Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. Each Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of Group and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Group and its Subsidiaries, and to discuss the affairs, finances and accounts of Group and its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate; PROVIDED, that so long as no Event of Default has occurred and is continuing, the Agent and the Lenders shall provide advance notice of any inspection or examination. Each Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

     6.10. DIVIDENDS. Neither Borrower will, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (a) that any Subsidiary may declare and pay dividends or make distributions to a Wholly-Owned Subsidiary, and (b) beginning with its 1999 Fiscal Year, Group may declare and pay dividends in an aggregate amount not to exceed, in any Fiscal Year, the lesser of $2,000,000 and 25% of Group's Consolidated Net Income for the prior Fiscal Year, so long as (i) at the time of any such declaration or payment the Aggregate Commitment is less than $50,000,000 and (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined, in respect of the covenants set forth in SECTION 6.19, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available).

     6.11.  INDEBTEDNESS.   Neither  Borrower  will,  nor  will  it  permit  any
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a) the Loans;

          (b) Indebtedness existing on the Initial Closing Date and described in
     SCHEDULE 5.28 and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to either Borrower, any Subsidiary, the Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified;

          (c) Indebtedness arising under Rate Hedging Agreements related to the Loans;

          (d) Contingent Obligations permitted pursuant to SECTION 6.18(A), (B),
     (C) or (D);

          (e) Indebtedness owing by Group to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to Group or any other Wholly-Owned Subsidiary, to the extent such Indebtedness constitutes an Investment permitted under
     SECTION 6.14;

          (f) a Capitalized Lease by Group or any Subsidiary of computer equipment in an aggregate principal amount not to exceed $4,000,000 at any one time outstanding; and

          (g) additional Indebtedness with an aggregate principal outstanding not in excess of $10,000,000, of which not more than $5,000,000 may consist of obligations for borrowed money.

     6.12. MERGER. Neither Borrower will, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into Holdings or a Wholly-Owned Subsidiary, (b) Holdings may merge into Group and (c) Group may merge or consolidate with another Person so long as
(i) the surviving or successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument acceptable in form and substance to the Agent and each Lender, (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in SECTION
6.19 on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available) and the Borrowers deliver pro forma financial statements, reasonably satisfactory to Agent and Lenders, for the next four Fiscal Quarters demonstrating such compliance, and (iii) unless Group is the surviving corporation, each Lender has given its prior written consent to such transaction, which consent shall not unreasonably be withheld.

     6.13. SALE OF ASSETS. Neither Borrower will, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (a) sales of Investments in the ordinary course of business by Insurance Subsidiaries;

          (b) leases, sales or other dispositions by Group to any Wholly-Owned Subsidiary or by any Subsidiary to Group or any Wholly-Owned Subsidiary to the extent permitted under SECTION 6.14;

          (c) sales and other dispositions of obsolete equipment in the ordinary course of business to the extent the proceeds thereof are used to replace such disposed equipment; and

          (d) leases, sales or other dispositions of its Property that, together with all other Property of Holdings and its Subsidiaries previously leased, sold or disposed of (other than Investments sold in the ordinary course of business by Insurance Subsidiaries) as permitted by this SECTION 6.13(D) since the Initial Closing Date, do not constitute a Substantial Portion of the Property of Group and its Subsidiaries.

     6.14. INVESTMENTS AND ACQUISITIONS . (a) Group will not, nor will it permit any Subsidiary which is not an Insurance Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (i) Cash and Cash Equivalent Investments;

               (ii) Investments in existence on the Initial Closing Date (including Investments in Subsidiaries) and, to the extent they consist of loans, refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to either Borrower, any Subsidiary, the Agent or any Lender than the terms of the Investment being refinanced, amended or modified;

               (iii) Other Investments in Subsidiaries in existence as of the Initial Closing Date so long as no Default or Unmatured Default has occurred and is continuing either before or after giving effect thereto (determined, in respect of the covenants set forth in SECTION 6.19, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available);

               (iv) Acquisitions of businesses or entities engaged in the life, accident and health insurance business (other than assets or stock of any member of the UWS Group) which do not constitute hostile takeovers (and Investments in Subsidiaries formed to Acquire such businesses or Acquired after the date of this Agreement) made (A) for consideration consisting of Group's capital stock not to exceed $75,000,000 in the aggregate after the Initial Closing Date (measured by reference to the market value of such stock as of the consummation of such Acquisition) or (B) for other types of consideration not to exceed (x) $25,000,000 in the aggregate after the Initial Closing Date (including the amount of any consideration other than Group's capital stock paid in connection with Acquisitions made pursuant to clause (A)), less (y) the aggregate consideration paid in respect of any Acquisitions made pursuant to SECTION 6.14(B)(VI); and

               (v) Up to $5,000,000 in the aggregate at any time outstanding of other Investments (other than Investments in any member of the UWS Group) which do not constitute Acquisitions.

          (b) Group will not permit any Insurance Subsidiary to make or suffer to exist any Investments (including, without limitation, loans and advances to and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (i) Cash and Cash Equivalent Investments;

               (ii) Investments in debt securities rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; PROVIDED, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements (A) shall cease to be permitted hereby if then permitted by SECTION 6.14(B)(III) and (B) if not then permitted by SECTION 6.14(B)(III) shall remain permitted hereby until the earlier of the time it is permitted under SECTION 6.14(B)(III) and the date which is 30 days after the date on which such rating requirement is no longer met;

               (iii) Other Investments of a quality acceptable to the insurance commissioner in the respective domiciliary state of such Insurance Subsidiary not otherwise permitted under this SECTION 6.14(B); PROVIDED, that such Investments of (A) each such Insurance Subsidiary that is a Material Insurance Subsidiary do not exceed, in the aggregate at any one time outstanding, 20% of the Statutory Capital and Surplus of such Material Insurance Subsidiary or (B) all other Insurance Subsidiaries as a group, if such other Insurance Subsidiaries have an aggregate Statutory Capital and Surplus in excess of $5,000,000, do not exceed 20% of such aggregate Statutory Capital and Surplus; PROVIDED, FURTHER, that such Investments shall not include Investments in any member of the UWS Group;

               (iv) Existing Investments in Subsidiaries and other Investments in existence on the Initial Closing Date and, to the extent they consist of loans, refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise or terms and conditions no less favorable to either Borrower, any Subsidiary, the Agent or any Lender than the terms of the Investment being refinanced, amended or modified;

               (v) Acquisitions of blocks of insurance business, from Persons other than any member of the UWS Group, through assumptive reinsurance, co-insurance or indemnity reinsurance so long as any consideration paid in connection therewith which does not constitute premium sharing is otherwise permitted under clause (vi) below; and

               (vi) Acquisitions of businesses or entities engaged in the life, accident and health insurance business (other than assets or stock of any member of the UWS Group) which do not constitute hostile takeovers (and Investments in Subsidiaries formed to Acquire such businesses or Acquired after the date of this Agreement), made after the Initial Closing Date for an aggregate consideration not to exceed (A) $25,000,000 (including the amount of any consideration paid in connection with reinsurance transactions permitted pursuant to SECTION 6.14(B)(V)), less (B) the aggregate consideration paid in respect of any Acquisitions made pursuant to SECTION 6.14(A)(IV)(B).

     6.15. LIENS. Neither Borrower will, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Group or any of its Subsidiaries, except:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles or SAP, as applicable, shall have been set aside on its books.

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (c)  Liens  arising  out  of  pledges  or  deposits   under   worker's
     compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Group or its Subsidiaries;

          (e) Deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policy holders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

          (f) Liens  existing  on the  Initial  Closing  Date and  described  in
     SCHEDULE 6.15;

          (g) Liens securing the Indebtedness described in SECTION 6.11(F), so long as such Liens extend only to the equipment leased thereunder; and

          (h) other Liens securing Indebtedness or obligations in an aggregate principal amount not in excess of $10,000,000 at any one time outstanding.

     6.16. AFFILIATES . Neither Borrower will, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arms-length transaction, and except for a payment to UWS in an amount not to exceed $2,500,000 to fund certain expenses related to the Distribution. For the purposes of this SECTION 6.16, "Affiliate" shall include each member of the UWS Group and each Affiliate thereof.

     6.17.  OTHER  INDEBTEDNESS.  Neither  Borrower will, nor will it permit any
Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined, in respect of the covenants set forth in SECTION 6.19, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available).

     6.18. CONTINGENT OBLIGATIONS . Neither Borrower will, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) the Contingent Obligations described on SCHEDULE 6.18,
(b) Contingent Obligations in respect of insurance contracts or policies issued in the ordinary course of business, (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business, (d) Contingent Obligations in respect of the Indebtedness described in
SECTION 6.11(F), and (e) Contingent Obligations permitted under SECTION 6.11(G).

     6.19. FINANCIAL COVENANTS.

          6.19.1. INTEREST COVERAGE RATIO. Group will not permit its Interest Coverage Ratio, determined as of the end of each Fiscal Quarter for the period of four Fiscal Quarters ending on such date (to be annualized, through June 30, 1999, in accordance with the definition thereof), to be less than (a) 3.0 to 1.0 from the date of this Agreement through December 31, 1999, (b) 4.0 to 1.0 from January 1, 2000 through December 31, 2000 and
     (c) 4.5 to 1.0 thereafter.

          6.19.2. LEVERAGE RATIO. Group will not permit the ratio, determined as of the end of each of Fiscal Quarter, of (a) Consolidated Indebtedness to
     (b) Consolidated Total Capitalization, to be greater than 0.30 to 1.0.

          6.19.3. TANGIBLE NET WORTH . Group will at all times maintain a Consolidated Tangible Net Worth of not less than the sum of (a) the greater of (i) $128,000,000 or (ii) 90% of Group's Consolidated Tangible Net Worth on the date of the Distribution, after giving effect thereto, plus (b) 50% of the positive Consolidated Net Income earned by Group in each Fiscal Quarter ending after the date of the Distribution and on or prior to the date of determination, plus (c) 50% of the Net Available Proceeds received by Group or any Subsidiary from the issuance of equity securities after the date of the Distribution.

          6.19.4. RISK-BASED CAPITAL . At all times after the date hereof, Group will cause each Material Insurance Subsidiary to maintain a ratio of (a) Total Adjusted Capital (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 150%.

     6.20. YEAR 2000. Each Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, each Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     6.21. REINSURANCE. Group will not permit any Insurance Subsidiary to (a) enter into bulk reinsurance arrangements, including without limitation any bulk financial reinsurance arrangements, or (b) enter into any other (or renew, extend or materially modify any existing) reinsurance arrangements except in the ordinary course of business (i) with reinsurers rated at least "A-" (at the time such reinsurance arrangements are entered into) by A.M. Best & Co. or its equivalent by another reputable rating agency or reinsurers whose obligations to the Insurance Subsidiaries are secured by letters of credit or other collateral reasonably acceptable to the Required Lenders or (ii) with other reinsurers so long as the aggregate corresponding credits to reserves (page 3, lines 1, 2, 3 and 4 of the Annual Statement) of all Insurance Subsidiaries in respect of reinsurance arrangements with all such other reinsurers does not exceed 3% of the aggregate of such reserves of all Insurance Subsidiaries; PROVIDED, that notwithstanding the foregoing, any Insurance Subsidiary may enter into any reinsurance arrangement in order to effect the Acquisition of a block of insurance business which is permitted under SECTION 6.14(B)(V).

     6.22. TAX CONSOLIDATION . Neither Group nor any Subsidiary will (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than Group and its Subsidiaries or (b) enter into any tax sharing agreement or similar arrangement other than a tax sharing agreement among Group and its Subsidiaries.

     6.23. ERISA COMPLIANCE .

     With respect to any Plan, neither Group nor any Subsidiary shall or shall permit any other member of the Controlled Group to:

          (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 for all Plans in the aggregate could reasonably be expected to be imposed;

          (b) permit an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $250,000 for all Plans in the aggregate to be incurred whether or not waived, or permit any Unfunded Liability which could reasonably be expected to have a Material Adverse Effect;

          (c) permit the occurrence of any Reportable Event which could reasonably be expected to result in liability (i) to Group or any Subsidiary in excess of $250,000 for all Plans in the aggregate or (ii) to any other member of the Controlled Group in an amount which could reasonably be expected to have a Material Adverse Effect;

          (d) fail to make any contribution or payment to any Multiemployer Plan which any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could result in a liability (i) of Group or any Subsidiary in excess of $250,000 for all Plans in the aggregate or (ii) of any other member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect; or

          (e) permit the establishment or amendment of any Plan or cause or permit any Plan to fail to comply with the applicable provisions of ERISA and the Code, which establishment, amendment or failure could reasonably be expected to result in liability to any member of the Controlled Group which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.24. ENVIRONMENTAL MATTERS . Each Borrower shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable environmental laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or release of any hazardous or toxic materials on, under or about any real property owned, leased or operated by either Borrower or any of its Subsidiaries.

     6.25. CHANGE IN CORPORATE STRUCTURE; FISCAL YEAR . Neither Borrower shall, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that each Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

     6.26. INCONSISTENT AGREEMENTS . Neither Borrower shall, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the extension of the Guaranty, the amending of the Loan Documents, or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to either Borrower or (iii) repay loans or advances from either Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by Holdings or either Borrower of any of its obligations under any Loan Document.

     6.27. CAPITAL EXPENDITURES . Neither Borrower will, nor will it permit any Subsidiary to, expend, or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) in excess of $10,000,000 in any Fiscal Year; PROVIDED, that any amount not used in any Fiscal Year may be used in the next succeeding Fiscal Year; PROVIDED, FURTHER, that permitted Capital Expenditures for each Fiscal Year shall first be applied in such Fiscal Year to that year's permitted amount and then to any amount carried over from the prior Fiscal Year.


                                  ARTICLE VII
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of Group or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.  The breach by either  Borrower of any of the terms or  provisions  of
SECTION 6.2 or SECTIONS 6.10 through 6.27.

     7.4. The breach by either Borrower (other than a breach which constitutes a Default under another Section of this ARTICLE VII) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender.

     7.5. Failure of Group or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $1,500,000 ("MATERIAL INDEBTEDNESS"); or the default by Group or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Group or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Group or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. Group or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (f) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

     7.7. Without the application, approval or consent of Group or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Group or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in SECTION 7.6(A) shall be instituted against Group or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Group or any of its Subsidiaries which, when taken together with all other Property of Group and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. Group or any of its Subsidiaries shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $500,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $250,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. Any Change in Control shall occur.

     7.12. Nonpayment by either Borrower of any Rate Hedging Obligation owed to any Lender when due or the breach by either Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any such Rate Hedging Obligation.

     7.13 Any License of any Material Insurance Subsidiary issued in its state of domicile or in a state in which its earned premiums in the prior Fiscal Year constituted 2% or more of its aggregate earned premiums in such period (a) shall be revoked by the Governmental Authority which issued such License, or any formal action (administrative or judicial) to revoke such License shall have been commenced against such Material Insurance Subsidiary and shall not have been dismissed within 30 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 30 days or
(c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Material Insurance Subsidiary.

     7.14 Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $500,000 in any single instance or other such orders imposing fines in excess of $2,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

     7.15 Any Insurance Subsidiary shall become subject to (a) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (b) any other directive or mandate issued by any Governmental Authority which is materially adverse to such Insurance Subsidiary, which in either case is not stayed within ten (10) days.

     7.16 The Guaranty shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or Holdings shall fail to comply with any of the terms or provisions of the Guaranty or Holdings shall deny that it has any further liability under the Guaranty or shall give notice to that effect.


                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to either Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to either Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Holdings, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; PROVIDED, that no such supplemental agreement shall, without the consent of all of the Lenders:

          (a) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

          (b) Reduce the percentage specified in the definition of Required Lenders;

          (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under SECTION
     2.2 or the mandatory commitment reductions required under SECTION 2.8, or increase the amount of the Commitment of any Lender hereunder, or permit either Borrower to assign its rights under this Agreement;

          (d) Release Holdings from the Guaranty; or

          (e) Amend this SECTION 8.2.

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement. No amendment, waiver or consent relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of either Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to either Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in SECTION 10.13.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; PROVIDED, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of SECTIONS 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. EXPENSES; INDEMNIFICATION. (a) Each Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Each Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Each Borrower acknowledges that from time to time First Chicago may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "REPORTS") pertaining to each Borrower's assets for internal use by First Chicago from information furnished to it by or on behalf of such Borrower, after First Chicago has exercised its rights of inspection pursuant to this Agreement.

          (b) Each Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender and the directors, officers and employees of each against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Distribution, any merger of Holdings with Group, the transactions contemplated hereby, the other Closing Transactions or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that (i) they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or (ii) that they arise solely from any dispute of or any litigation or other proceeding instituted by any Lender against the Agent (if the Agent was determined to have breached its obligations to such Lender hereunder) or (for Persons other than the Agent and its directors, officers and employees) any other Lender. The obligations of each Borrower under this SECTION 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to either Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to either Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each of the Agent and each Lender agrees to hold any confidential information which it may receive from either Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee,
(c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, provided that if not prohibited by law, the Agent or such Lender will use reasonable efforts to provide notice to the Borrowers of the requested disclosure and give the Borrowers a reasonable opportunity to seek a protective order with respect to such information prior to delivering confidential information in response thereto, (e) to any Person in connection with any legal proceeding to which that Lender is a party, to the extent reasonably necessary, and (f) permitted by SECTION 12.4.

     9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13. DISCLOSURE. Each Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may make other loans to or have other relationships with the Borrowers, and (b) waive any liability of First Chicago or such Affiliate to either Borrower or any Lender, respectively, arising out of or resulting from such loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.


                                   ARTICLE X
                                   THE AGENT

     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to either Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Group or of either Borrower or of any of such Borrower's Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by either Borrower to the Agent at such time, but is voluntarily furnished by such Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; PROVIDED, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or either Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Group, Holdings or any of Holdings' Subsidiaries in which Group, Holdings or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of either Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this ARTICLE X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
SECTION 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT'S FEE . The Borrowers agree, on a joint and several basis, to pay to the Agent, for its own account, the fees agreed to by the Borrowers and the Agent pursuant to that certain fee letter agreement dated October 15, 1998, or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES . The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under ARTICLES IX and X.


                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

     11.1. SETOFF . In addition to, and without limitation of, any rights of the Lenders under applicable law, if either Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. RATABLE PAYMENTS . If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of either Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans.


                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS . The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) neither Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with
SECTION 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of either Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; PROVIDED, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2. PARTICIPATIONS .

          12.2.1. PERMITTED PARTICIPANTS; EFFECT . Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. VOTING RIGHTS . Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          12.2.3. BENEFIT OF SETOFF . Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

     12.3. ASSIGNMENTS .

          12.3.1. Permitted Assignments . Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT B or in such other form as may be agreed to by the parties thereto. The consent of Group, the Swing Line Lender and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, that if a Default has occurred and is continuing, the consent of Group shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless (x) each of Group and the Agent otherwise consents or (y) the proposed Purchaser is already a Lender) be in an amount not less than the lesser of
     (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. EFFECT; EFFECTIVE DATE. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to EXHIBIT B (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by either Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION . Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Group or Holdings and the Subsidiaries, including without limitation any information contained in any Reports; PROVIDED, that each Transferee and prospective Transferee agrees to be bound by SECTION
9.11 of this Agreement.

     12.5. TAX TREATMENT . If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5(D).


                                  ARTICLE XIII
                                    NOTICES

     13.1. NOTICES . Except as otherwise permitted by SECTION 2.17 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) at its address or facsimile number set forth on the signature pages hereof, or
(y) at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers in accordance with the provisions of this SECTION 13.1. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED, that notices to the Agent under ARTICLE II shall not be effective until received.

     13.2. CHANGE OF ADDRESS . Each Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV
                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW . THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION . EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST EITHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY EITHER BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL . EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                                   ARTICLE XVI
                                GUARANTY OF GROUP

     16.1 For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Swing Line Lender to make Swing Line Loans to UWLIC as a Borrower, Group hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations of UWLIC to the Agent, the Lenders and any holder of a Note, a Swing Line Loan, or any other Obligation under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "GUARANTEED OBLIGATIONS").

     16.2 Group waives notice of the acceptance of this guaranty and of the extension, incurrence or continuation of the Guaranteed Obligations or any part thereof. Group further waives all setoffs and counterclaims and presentment, protest, notice of notices delivered or demand made on UWLIC (except for any notice of demand or acceleration under SECTION 8.1), filing of claims with a court in the event of receivership, bankruptcy or reorganization of UWLIC or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent and the Lenders to sue UWLIC, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof; PROVIDED, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of UWLIC or otherwise, Group's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made. Credit may be granted or continued to UWLIC by the Lenders without notice to or authorization from Group regardless of UWLIC's financial or other condition at the time of such grant or continuation. The Agent and the Lenders shall have no obligation to disclose or discuss with Group their assessments of the financial condition of UWLIC.

     16.3 Group hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. This guaranty is a guaranty of payment and not of collection, is a primary obligation of Group and not one of surety, The validity and enforceability of this guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time;
(b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of UWLIC or the insolvency, bankruptcy or any other change in the legal status of UWLIC; (h) any change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of Group or UWLIC to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which Group may have at any time against UWLIC, or any other Person in connection herewith or with an unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by UWLIC, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Obligations under
Section 502 or 506 of the United States Bankruptcy Code; or (n) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not Group shall have had notice or knowledge of any act or omission referred to in the foregoing clauses
(a) through (n) of this paragraph. It is agreed that Group's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that Group's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by UWLIC of the Guaranteed Obligations in the manner agreed upon between UWLIC and the Agent and the Lenders.

     16.4 Group authorizes the Lenders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Obligations, which the Lenders in their sole discretion shall determine, without notice to Group. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Obligations, it is acknowledged that, on the date hereof, neither Group nor any of its Subsidiaries has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Obligations.

     16.5 In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Obligations or any part thereof, ten (10) days' prior written notice to Group at the address as provided in ARTICLE XIII shall be deemed reasonable notice of any matters contained in such notice. Group consents and agrees that neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of Group or against or in payment of any or all of the Guaranteed Obligations.

     16.6 In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of UWLIC, or otherwise, all such amounts shall nonetheless be payable by Group forthwith upon demand by the Agent or the Lenders. Group further agrees that, to the extent that UWLIC makes a payment or payments to any of the Lenders on the Guaranteed Obligations, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to UWLIC, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, Group, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

     16.7 Group agrees that, as between Group on the one hand, and the Lenders and the Agent, on the other hand, the obligations of UWLIC guaranteed under this
ARTICLE XVI may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in SECTION 8.1 hereof for purposes of this ARTICLE XVI, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting UWLIC or otherwise) preventing such declaration as against UWLIC and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by UWLIC) shall forthwith become due and payable by Group for purposes of this ARTICLE XVI.

     16.8 No delay on the part of the Agent or the Lenders in the exercise of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this guaranty be binding upon the Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Agent. The failure by the Agent or the Lenders at any time or times hereafter to require strict provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection herewith, by UWLIC or Group and delivered to the Agent or the Lenders shall not waive, affect or diminish any right of the Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Lenders, or their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Agent. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or the Lenders' rights or powers, or the obligations of Group under this guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Obligations owing by UWLIC to the Lenders shall be conclusive and binding on Group irrespective of whether Group was a party to the suit or action in which such determination was made.

     16.9 In addition to and without limitation of any rights, powers or remedies of the Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Obligations, whether by acceleration or otherwise, the Agent or the Lenders may, in its or their sole discretion, with notice after the fact to Group and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (a) any indebtedness due or to become due from any of the Lenders to Group, and (b) any moneys, credits or other property belonging to Group (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Lender whether for deposit or otherwise.

     16.10 This guaranty shall bind Group and its successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns. All references herein to UWLIC shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for UWLIC.

     16.11 It is understood that while the amount of the Guaranteed Obligations guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights or creditors generally, this guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

     16.12 This guaranty shall continue in effect until the date on which all of the Guaranteed Obligations have been paid in full.

[signature pages to follow]


     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                        AMERICAN MEDICAL SECURITY
                                        GROUP, INC.

                                        By:         /S/ GARY D. GUENGERICH
                                                 -------------------------------
                                        Title:   Executive Vice President, Chief
                                                 Financial Officer and Treasurer


                                        Address: 3100 AMS Boulevard
                                                 Green Bay, Wisconsin  54313
                                                 Attention:  Gary D. Guengerich
                                                 Telephone:  (920) 661-2486
                                                 Telecopy:   (920) 661-1095



                                        UNITED WISCONSIN LIFE INSURANCE COMPANY


                                        By:         /S/ GARY D. GUENGERICH
                                                 -------------------------------
                                        Title:   Vice President and Treasurer


                                        Address: 3100 AMS Boulevard
                                                 Green Bay, Wisconsin  54313
                                                 Attention: Gary D. Guengerich
                                                 Telephone: (920) 661-2486
                                                 Telecopy:  (920) 661-1095

Commitments


$20,000,000                             THE FIRST NATIONAL BANK OF
                                        CHICAGO, Individually and as Agent

                                        By:         /S/ THOMAS W. DODDRIDGE
                                                 -------------------------------
                                        Title:


                                        Address: One First National Plaza
                                                 Mail Suite 0085
                                                 Chicago, Illinois  60670
                                                 Attention: Thomas W.
                                                            Doddridge
                                                 Telephone:  (312) 732-3881
                                                 Telecopy:   (312) 732-4033

$17,500,000                             FIRST UNION NATIONAL BANK, N.A.


                                        By:         /S/
                                                 -------------------------------
                                        Title:


                                        Address: 1339 Chestnut Street
                                                 Philadelphia, Pennsylvania
                                                 19107
                                                 Attention: H. David Tamimie
                                                 Telephone:  (215) 973-7021
                                                 Telecopy:   (215) 786-4114

$17,500,000                             FLEET NATIONAL BANK

                                        By:         /S/ MILDRED CHAVARRIA JONES
                                                 -------------------------------
                                        Title:


                                        Address: 777 Main Street
                                                 Hartford, Connecticut 06115
                                                 Attention: Mildred Chavarria
                                                 Jones
                                                 Telephone:  (860) 986-2678
                                                 Telecopy:   (860) 986-1264

$15,000,000                             M&I MARSHALL AND ILSLEY BANK

                                        By:         /S/ BRIAN D. BUECHE
                                                 -------------------------------
                                        Title:


                                        Address: 770 North Water Street
                                                 Milwaukee, Wisconsin  53202
                                                 Attention: Brian D. Bueche
                                                 Telephone: (414) 765-7613
                                                 Telecopy:  (414) 765-7625
              ------------

Aggregate     $70,000,000
Commitment




                                PRICING SCHEDULE


============================  --------------------  --------------------  --------------------  =====================
APPLICABLE MARGIN             LEVEL I STATUS        LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS
============================  --------------------  --------------------  --------------------  =====================
<50% Usage                    0.60%                 0.675%                0.75%                 1.00%
============================  ====================  ====================  ====================  =====================
$50% Usage                    0.725%                0.80%                 0.875%                1.25%
============================  ====================  ====================  ====================  =====================

============================  ====================  ====================  ====================  ====================
APPLICABLE FEE RATE           LEVEL I STATUS        LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS
============================  ====================  ====================  ====================  ====================
============================  ====================  ====================  ====================  ====================
Facility Fee                  0.15%                 0.20%                 0.25%                 0.25%
============================  ====================  ====================  ====================  ====================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Debt Coverage Ratio" means, as of any date of determination,  the ratio of
(a) Consolidated Indebtedness of Group, to (b) the lesser of (i) ten percent of UWLIC's Statutory Surplus as of such date and (ii) UWLIC's aggregate Statutory Net Income for the period of four Fiscal Quarters ending on the date of determination, without regard to realized capital gains in such period (determined on a pre-tax basis) and determined without double counting.

     "Financials" means the annual or quarterly financial statements of Group delivered pursuant to SECTION 6.1(A) or (B).

     "Level I Status" exists at any date if, as of the last day of the Fiscal Quarter of Group referred to in the most recent Financials, the Debt Coverage Ratio is less than 1.5 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the Fiscal Quarter of Group referred to in the most recent Financials, (a) Group has not qualified for Level I Status and (b) the Debt Coverage Ratio is less than 2.5 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the Fiscal Quarter of Group referred to in the most recent Financials, (a) Group has not qualified for Level I Status or Level II Status and (b) the Debt Coverage Ratio is less than 3.5 to 1.00.

     "Level IV Status" exists at any date if Group has not qualified for Level I Status, Level II Status or Level III Status.

     "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

     "Usage" means, as of any date of determination, (a) the outstanding principal amount of Revolving Loans and Swing Line Loans, divided by (b) the Aggregate Commitment.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five days after the Agent has received the applicable Financials. If the Borrowers fail to deliver the Financials to the Agent at the time required pursuant to SECTION 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. Notwithstanding the foregoing, until January 31, 1999, the Applicable Margin and Applicable Fee Rate shall be determined as if Level III Status were in effect.

                                                                       EXHIBIT A



                             COMPLIANCE CERTIFICATE


     I, _____________ certify that I am the  ______________________  of American
Medical Security Group, Inc. ("Group"), and that as such I am authorized to execute this Compliance Certificate on behalf of Group, and DO HEREBY FURTHER CERTIFY on behalf of Group that:

     1. I have reviewed the terms of that certain Amended and Restated Credit Agreement, dated as of October 15, 1998, among Group, United Wisconsin Life Insurance Company, the financial institutions named therein (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") and Swing Line Lender (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of Group and its Subsidiaries (as this and other capitalized terms not defined herein are defined in the Credit Agreement) during the accounting period covered by the attached financial statements;

     2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

     3. SCHEDULE I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Sections 6.11, 6.13, 6.14,
6.15 and 6.19 of the Credit Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______________, 19__.





                                        AMERICAN MEDICAL SECURITY GROUP, INC.

                                        By:


                                        Title:

                                   SCHEDULE I

SECTION 6.11 -- INDEBTEDNESS

Indebtedness under Section 6.11(g):

         (a)  Permitted additional Indebtedness                     $10,000,000

         (b)  Actual outstanding additional Indebtedness            $___________


         (c) Amount of (b) consisting of obligations for borrowed $___________ money (to be limited to $5,000,000)

SECTION 6.13 -- SALE OF ASSETS

Asset Dispositions for period from July 31, 1998 to date of determination:

         (a)  Permitted asset dispositions:

              10% of consolidated total assets of Group and its     $___________
              Subsidiaries as of the last day of preceding Fiscal Quarter*

         (b)  Actual asset dispositions for such period             $___________


     *Note: must also demonstrate (to the extent calculable) that total asset dispositions for such period do not involve Property which is responsible for more than 10% of the consolidated net revenues or net income of Group and its Subsidiaries for the 12-month period ending as of the last day of the Fiscal Quarter next preceding the date of determination.

SECTION 6.14 -- INVESTMENTS

1.       SECTION 6.14(A)(IV)(A)

         (a)  Permitted aggregate stock Acquisitions under          $75,000,000
              Section 6.14(a)(iv)(A)

         (b)  Actual aggregate stock Acquisitions under             $___________
              Section 6.14(a)(iv)(A)

2.       SECTION 6.14(A)(IV)(B) AND (B)(VI)

         (a)  Permitted aggregate Investments under                 $25,000,000
              Section 6.14(a)(iv)(B) and (b)(vi)

         (b)  Actual aggregate Investments:

              (i) Non-stock consideration paid in connection with $___________ Acquisitions under Section 6.14(a)(iv)(A)

              (ii) Investments made pursuant to Section 6.14(a)(iv)(B) $________

              (iii)Consideration   paid  in  connection   with      $___________
                   Investments made pursuant to Section 6.14(b)(v)

              (iv) Investments made pursuant to Section 6.14(b)(vi) $___________

              (v)  Sum of (i) through (iv)                          $___________


3.       SECTION 6.14(A)(V)

         (a)  Permitted aggregate Investments under                 $5,000,000
              Section 6.14(a)(v)

         (b)  Actual aggregate Investments under                    $___________
              Section 6.14(a)(v)

4.       SECTION 6.14(B)(III)

         For each Material Insurance Subsidiary:**

         (a) Permitted aggregate Investments not otherwise permitted under Section 6.14(b):

              (i)  Statutory Capital and Surplus of such            $___________
                   Insurance Subsidiary

              (ii) .20 times (i)                                    $___________


         (b) Actual aggregate Investments not otherwise permitted $___________ under Section 6.14(b)

-----------

     ** Also to be calculated for all other Insurance Subsidiaries, in the aggregate, when aggregate Statutory Capital and Surplus exceeds $5,000,000.


SECTION 6.15 -- LIENS

Liens under Section 6.15(h):

         (a)  Permitted   aggregate   secured   Indebtedness        $10,000,000
              or   obligations

         (b) Actual outstanding aggregate secured Indebtedness or $___________ obligations

SECTION 6.19.1 -- INTEREST COVERAGE RATIO

1.       Required Interest Coverage Ratio                           _____ to 1.0

2.       Actual Interest Coverage Ratio

         (a)  10% of UWLIC's Statutory Surplus                      $___________


         (b) UWLIC's aggregate Statutory Net Income for the period $___________ of four Fiscal Quarters ending on the date of determination, without regard to realized capital gains in such period and determined without double counting

         (c)  Lesser of (a) and (b)                                 $___________


         (d)  Consolidated  Interest Expense of Group and its       $___________
              Subsidiaries for the period of four Fiscal Quarters ending on the date of determination (to be annualized through June 30, 1999)

         (e)      Ratio of (c) to (d)                               _____ to 1.0



SECTION 6.19.2 -- LEVERAGE RATIO

1.       Required Leverage Ratio                                    0.30 to 1.0

2.       Actual Leverage Ratio:

         (a)  Consolidated Indebtedness of Group and its            $___________
              Subsidiaries

         (b) Consolidated stockholders' equity of Group, determined $__________ without giving effect to SFAS No. 115

         (c)  Sum of (a) plus (b)                                   $___________

         (d)  Ratio of (a) to (c)                                   _____ to 1.0


SECTION 6.19.3 -- CONSOLIDATED TANGIBLE NET WORTH

1.       Required Consolidated Tangible Net Worth:

         (a) Group's Consolidated Tangible Net Worth on the date of $__________ the Distribution after giving effect thereto

         (b)  .90 times (a)                                         $___________


         (c)  Greater of (b) and $128,000,000                       $___________


         (d) Cumulative positive Consolidated Net Income of Group $___________ and its Subsidiaries for each Fiscal Quarter ending after the date of the Distribution and on or prior to the date of determination

         (e)  .50 TIMES (d)                                         $___________


         (f) Aggregate Net Available Proceeds received by Group or $___________ or any of its Subsidiaries from the issuance of equity securities after the date of the Distribution

         (g)  .50 TIMES (f)                                         $___________


         (h)  (c) PLUS (e) PLUS (g)                                 $___________


2.       Actual Consolidated Tangible Net Worth:

         (a)  Consolidated stockholders' equity of Group,           $___________
              determined without giving effect to SFAS No. 115

         (b)  Intangible assets, as specified in clause (b)         $___________
              of the definition of "Consolidated Tangible
              Net Worth"

         (c)  (a) LESS (b)                                          $___________



SECTION 6.19.4 -- RISK BASED CAPITAL

For each Material Insurance Subsidiary:

1.       Required Ratio of Total Adjusted Capital to                150%
         Company Action Level RBC

2.       Actual Ratio of Total Adjusted Capital to                  %___________
         Company Action Level RBC

                                                                       EXHIBIT B

                                     FORM OF
                              ASSIGNMENT AGREEMENT


     This   Assignment   Agreement   (this   "Assignment   Agreement")   between
_______________________________           (the          "Assignor")          and
_______________________________    (the    "Assignee")    is    dated    as   of
____________________, . The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Credit Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of SCHEDULE 1 attached hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
SCHEDULE 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of SCHEDULE 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of EXHIBIT I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTION 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and
(b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Advances assigned to the Assignee hereunder, and (b) with respect to each Eurodollar Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurodollar Advance either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i),
(ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Advance assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Advance shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Advance (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by Group with respect to any Eurodollar Advance sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Advance sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Advance which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Advance, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Advance assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to Eurodollar Advances prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     * Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between (a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the applicable Borrower or if the facility fee was of 1% less than the facility fee paid by the applicable Borrower, as applicable. In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6.   REPRESENTATIONS  OF  THE  ASSIGNOR;   LIMITATIONS  ON  THE  ASSIGNOR'S
LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of either Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of either Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of either Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
SCHEDULE 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

     * to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement. The obligations of the Assignee under this SECTION 7 shall survive the payment of all amounts hereunder and the termination of this Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to and in accordance with Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; PROVIDED, that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5, 6, 7 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of SCHEDULE 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to SCHEDULE 1.


[signature page to follow]


     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                                      [NAME OF ASSIGNOR]


                                                      By:

                                                      Title:





                                                      [NAME OF ASSIGNEE]


                                                      By:

                                                      Title:

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT


1.       Description and Date of Credit Agreement:

         That certain Amended and Restated Credit Agreement dated as of October 15, 1998 among American Medical Security Group, Inc., United Wisconsin Life Insurance Company, the financial institutions named therein and The First National Bank of Chicago, as Agent and Swing Line Lender.

2.       Date of Assignment Agreement:    ______________, 19__

3.       Amounts (As of Date of Item 2 above):

         (a)      Total of Commitments (Loans)*
                  under Credit Agreement                            $___________

         (b)      Assignee's percentage of the
                  (Loans)* Commitments purchased
                  under the Assignment Agreement**                  __________ %

4.       Assignee's aggregate (Loan amount)*
         Commitment amount purchased hereunder:                     $___________

5.       Proposed Effective Date:


Accepted and Agreed:

[NAME OF ASSIGNOR]                                  [NAME OF ASSIGNEE]


By:                                                 By:

Title:                                              Title:



 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**       Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT


               Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                            (sample form shown below)

ASSIGNOR INFORMATION

CONTACT:

Name:
Telephone No.:
Fax No:

PAYMENT INFORMATION:

Name & ABA No. of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:



ADDRESS FOR NOTICES FOR ASSIGNOR:



ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:
Telephone No.:
Fax No:


KEY OPERATIONS CONTACTS:

Booking Installation:
Name:
Telephone No.:
Fax No:





PAYMENT INFORMATION:

Name & ABA No. of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNEE:



                                FNBC INFORMATION

              Assignee will be called promptly upon receipt of the
                               signed agreement.


INITIAL FUNDING CONTACT:            SUBSEQUENT OPERATIONS CONTACT:

Name:                               Name:
Telephone No.: (312) 732-           Telephone No.: (312) 732-
Fax No.: (312) 732-                 Fax No.: (312) 732-


                           INITIAL FUNDING STANDARDS


                    LIBOR - Fund 2 days after rates are set.

FNBC WIRE INSTRUCTIONS:

The First National Bank of Chicago, ABA #071000013 BNF = 7521-7653/DES, Ref:

ADDRESS FOR NOTICES FOR FNBC:

One First National Plaza
Chicago, IL  60670
Attn:    Agency/Compliance Division
         Suite 0353
         Fax No. (312) 732-2038 or (312) 732-4339

                                    EXHIBIT I
                             TO ASSIGNMENT AGREEMENT


                              NOTICE OF ASSIGNMENT

                                                          _____________ __, ____

To:      American Medical Security Group, Inc.
         3100 AMS Boulevard
         Green Bay, Wisconsin 54313

         The First National Bank of Chicago
         One First National Plaza
         Chicago, IL  60670

From:    [NAME OF ASSIGNOR] (the "Assignor")

                  [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to the Amended and Restated Credit Agreement (the "Credit Agreement") described in Item 1 of SCHEDULE 1 attached hereto. Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to Group and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of SCHEDULE 1 of all outstanding, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of SCHEDULE 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of SCHEDULE 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; PROVIDED, that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to Group and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of SCHEDULE 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof and will confer with the Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause Group to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from Group upon its receipt of new Notes in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to SCHEDULE 1.

     8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to either Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]


By:                                         By:

Title:                                      Title:

ACKNOWLEDGED AND CONSENTED TO       [ACKNOWLEDGED AND CONSENTED
BY THE FIRST NATIONAL BANK OF       TO BY AMERICAN MEDICAL SECURITY
CHICAGO, as agent                   GROUP, INC.]


By:                                 By:

Title:                              Title:



                 [Attach photocopy of Schedule 1 to Assignment]

                                                                       EXHIBIT C
                                     FORM OF
                                 REVOLVING NOTE



$________________                                         Dated: October 15,1998


     FOR VALUE RECEIVED, American Medical Security Group, Inc. (the "Borrower") HEREBY PROMISES TO PAY to the order of ________________ (the "Lender") the principal sum of ________________ United States Dollars ($_____) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to SECTION 2.1 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its main office in Chicago, Illinois in immediately available funds. The Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on SCHEDULE A attached hereto which is part of this Revolving Note or otherwise in accordance with its usual practices; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under this Revolving Note.

     This Revolving Note is a Revolving Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of October 15, 1998 by and among the Borrower, United Wisconsin Life Insurance Company, the financial institutions signatory thereto (including the Lender) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Note.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                           AMERICAN MEDICAL SECURITY GROUP, INC.


                                           By:


                                           Title:

                                                                      SCHEDULE A

                              Revolving Credit Note

                             dated October 15, 1998

                             payable to the order of

                                    [LENDER]


--------------------------------------------------------------------------------------------------------------------

                                                 PRINCIPAL PAYMENTS

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                          Amount of Principal    Amount of Principal     Unpaid Principal
                               BORROWED                REPAID                 BALANCE               Notation
DATE                                                                                                 MADE BY
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------



                                                                       EXHIBIT D

                                     FORM OF
                                 SWING LINE NOTE



$____________                                            Dated: October 15, 1998


     FOR VALUE RECEIVED, [American Medical Security Group, Inc.] [United Wisconsin Life Insurance Company] (the "Borrower") HEREBY PROMISES TO PAY to the order of The First National Bank of Chicago (the "Swing Line Lender") the principal sum of _________ United States Dollars ($_________) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to SECTION 2.11 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Swing Line Lender, at its main office in Chicago, Illinois in immediately available funds.

     This Swing Line Note is a Swing Line Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of October 15, 1998 by and among the Borrower, [United Wisconsin Life Insurance Company] [American Medical Security Group, Inc.], the financial institutions signatory thereto (including the Swing Line Lender) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swing Line Note.

     THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                         [AMERICAN MEDICAL SECURITY GROUP, INC.]
                                         [UNITED WISCONSIN LIFE INSURANCE
                                         COMPANY]


                                         By:


                                         Title: